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EXHIBIT 3.2

BYLAWS
OF
NICOLLET PROCESS ENGINEERING, INC.
(As amended through May 18, 1999)

ARTICLE I
OFFICES AND CORPORATE SEAL

    Section 1.01.  Registered and Other Offices.  The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law. The corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.

    Section 1.02.  Corporate Seal.  The corporation shall have no corporate seal.

ARTICLE II
MEETINGS OF SHAREHOLDERS

    Section 2.01.  Time and Place of Meetings.  Regular or special meetings of the shareholders, if any, shall be held on the date and at the time and place fixed by the Chairman of the Board of Directors in the absence of Board action, or the Board, except that a special meeting called by, or at the demand of a shareholder or shareholders, shall be held in the county where the principal executive office is located.

    Section 2.02.  Regular Meetings.  At any regular meeting of the shareholders there shall be an election of qualified successors for directors who serve for an indefinite term and whose terms have expired or are due to expire within six months after the date of the meeting. Any business appropriate for action by the shareholders may be transacted at a regular meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders are present in person or by proxy and none of them objects to such designation.

    Section 2.03.  Demand by Shareholders.  Regular or special meetings may be demanded by a shareholder or shareholders, pursuant to the provisions of Minnesota Statutes, Sections 302A.431, Subd. 2, and 302A.433, Subd. 2, respectively.

    Section 2.04.  Quorum; Adjourned Meetings.  The holders of fifty percent (50%) of the voting power of the shares entitled to vote at a meeting constitute a quorum for the transaction of business; said holders may be present at the meeting either in person or by proxy. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though withdrawal of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

    Section 2.05.  Voting.  At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Unless otherwise provided by the Articles of Incorporation or a resolution of the Board of Directors filed with the Secretary of State, each shareholder shall have one vote for each share held. Upon demand of any shareholder, the vote upon any question before the meeting shall be by ballot.

    Section 2.06.  Notice of Meetings.  Notice of all meetings of shareholders shall be given to every holder of voting shares, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment. The notice shall be given at least five (5), but not more than sixty (60) days before the date of the meeting, except that written notice of a meeting at which an agreement of merger is to be considered shall be given to all shareholders, whether entitled to vote or not, at least fourteen (14) days prior thereto. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business.

    Section 2.07.  Waiver of Notice.  A shareholder may waive notice of any meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting and whether given in writing, orally or by attendance.

    Section 2.08.  Authorization Without a Meeting.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting as authorized by law.

ARTICLE III
DIRECTORS

    Section 3.01.  General Purposes.  Except as authorized by the shareholders by unanimous affirmative vote, the business and affairs of the corporation shall be managed by and shall be under the direction of the Board of Directors.

    Section 3.02.  Number and Term of Office.  The number of directors which constitutes the whole board will be at least one (1), or such other number as may be determined by the Board of Directors or by the Shareholders at a regular or special meeting. Except as otherwise permitted by statute, the directors will be elected at each regular or special meeting. Except as otherwise permitted by statute, the directors will be elected at each regular meeting of the Corporation's shareholders (or at any special meeting of the shareholders called for that purpose) by a majority of the voting power of the shares represented and voting, and each director will be elected to serve until the next regular meeting of the shareholders and thereafter until a successor is duly elected and qualified, unless a prior vacancy occurs by reason of death, resignation, or removal from office. Directors must be natural persons, but need not be shareholders. [Amended October 1, 1996].

    Section 3.03.  Board Meetings; Place and Notice.  Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. The Chairman of the Board, the President, or directors comprising at least one third of the number of directors then in office may call a Board meeting by giving 5 days notice if by mail or two days notice if by telephone, telex, telegram or in person, to all directors of the day or date and time of the meeting. The notice need not state the purpose of the meeting. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

    Section 3.04.  (a)  Advance Written Consent or Opposition.  Any member of the Board or a committee thereof, as the case may be, may give advance written consent or opposition to a proposal to be acted on at a Board or committee meeting. If a director or committee member is not present at the meeting, advance written consent or opposition to a proposal does not constitute presence for the purpose of determining whether a quorum exists, but such advance written consent or opposition shall be a vote in favor of or against the proposal or resolution if the proposal or resolution acted upon at the meeting is substantially the same or has substantially the same effect as the proposal or resolution to which the member of the Board or committee has consented or objected.

    (b)  Action Without Meeting.  Any action, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the board at which all directors were present. An action requiring shareholder approval required or permitted to be taken at a board meeting may be taken by written action signed by all of the directors. Any such written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date. Failure to provide the notice does not invalidate the written notice. A director who does not sign or consent to the written action has no liability for the action or actions taken thereby.

    Section 3.05.  Waiver of Notice.  A director may waive notice of a meeting of the Board. A waiver of notice by a director is effective, whether given before, at or after the meeting and whether given in writing, orally or by attendance.

    Section 3.06.  Quorum.  A majority of the directors currently holding office is a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though withdrawal of directors originally present leaves less than the proportion or number otherwise required for a quorum.

    Section 3.07.  Vacancies.  Vacancies on the Board resulting from the death, resignation or removal of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Each director elected under this Section to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular or special meeting of the shareholders.

ARTICLE IV
OFFICERS

    Section 4.01.  Numbers.  The officers of the corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer or a President, a Secretary and a Treasurer and such other officers as the Board of Directors, in its discretion, may deem necessary. The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors, who, when present, shall preside at all meetings of the Board of Directors, and who shall have such other powers as the Board shall prescribe. [Amended May 18, 1999.]

    Section 4.02.  Term.  Officers shall hold office at the will of the Board for an indefinite term until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause.

    Section 4.03  Chief Executive Officer.  The Chief Executive Officer, if there be one, shall be subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall execute bonds, mortgages and other contracts of the corporation, except where required or permitted by law to be otherwise signed and executed or except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. [Amended May 18, 1999.]

    Section 4.04.  President.  The President, if there be one, shall be subject to the control of the Board of Directors and, if there be one, the Chief Executive Officer, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall execute bonds, mortgages and other contracts of the Corporation, except where required or permitted by law to be otherwise signed and executed or except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence or disability of the Chairman of the Board of Directors and the Chief Executive Officer, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. [Amended May 18, 1999.]

    Section 4.05.  Vice President.  If a Vice President or Vice Presidents have been elected, they shall have such powers and perform such duties as may be prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to the President's power and duties in the order designated by the Board of Directors.

    Section 4.06.  Secretary.  The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors, shall give proper notice of meetings of shareholders and directors, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe. In his absence at any meeting, an Assistant Secretary or a Secretary Pro Tempore shall perform his duties.

    Section 4.07.  Treasurer.  The Treasurer, subject to order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers, and documents of the corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall give bond in such form and amount and with such sureties as shall be required by the Board of Directors. The Treasurer shall keep accurate accounts of all monies of the corporation received or disbursed. He shall deposit all monies, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as a majority of the whole Board of Directors shall from time to time designate. He shall have power to endorse for deposit all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation in the manner prescribed by the Board of Directors, making proper vouchers therefor. He shall render to the directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the corporation and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

    Section 4.08.  Additional Officers and Agents.  The Board of Directors, at its discretion, may appoint Vice Presidents, one or more assistant treasurers, one or more assistant secretaries, and such other officers or agents as it may deem advisable, and may prescribe the duties of any such officer or agent.

    Section 4.08.  Compensation.  The officers of the corporation shall receive such compensation for their services as may be determined from time to time by resolution of the Board of Directors.

ARTICLE V
SHARES AND THEIR TRANSFER

    Section 5.01.  Certificates for Shares.  Every shareholder of this corporation shall be entitled to a certificate, to be in such form as prescribed by law and adopted by the Board of Directors, certifying the number of shares of the corporation owned by him. The certificates shall be numbered in the order in which they are issued and shall be signed by the President and Secretary.

    Section 5.02.  Transfer of Shares.  Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate or the shareholder's legal representative, or the shareholder's duly authorized attorney in fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat, as the absolute owner of shares of the corporation, the person or persons in whose name or names the shares are registered on the books of the corporation.

ARTICLE VI
AMENDMENTS

    Section 6.01.  Subject to the power of shareholders to adopt, amend, or repeal these Bylaws as provided in Minnesota Statutes Section 302A.l81, subdivision 3, any Bylaw may be amended or repealed by the Board of Directors at any meeting, provided that, after adoption of the initial Bylaws, the Board shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings for shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office. The Board may adopt or amend a Bylaw to increase the number of directors.

ARTICLE VII
INDEMNIFICATION

    Section 7.01.  The corporation shall indemnify persons for such expenses and liabilities in such manner, under such circumstances, and to the extent required by Minnesota Statutes Section 302A.52l.

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ARTICLE I OFFICES AND CORPORATE SEAL
ARTICLE II MEETINGS OF SHAREHOLDERS
ARTICLE III DIRECTORS
ARTICLE IV OFFICERS
ARTICLE V SHARES AND THEIR TRANSFER
ARTICLE VI AMENDMENTS
ARTICLE VII INDEMNIFICATION